Exhibit 99.1

Press Release

Panacea Life Sciences and Sky Wellness Enter Agreement for Licensing, Marketing, Supply and Development of Sky Wellness CBD Products

GOLDEN, Colo., May 16, 2024 — Panacea Life Sciences Holdings, Inc. (OTCQB: PLSH) (“Panacea Life Sciences,” “PLSH” or the “Company”), a Colorado-based manufacturing, research and product development company in the natural health and wellness industry, announces the execution of a Supply, Licensing and Development Agreement (Agreement) by its subsidiary, Panacea Life Sciences, Inc. with Sky Wellness, LLC for the marketing and sale of Sky Wellness’ current CBD product inventory and the licensing and development of new products under the trademarked family of Sky Wellness brands.

Under the Agreement, Sky Wellness will deliver its current existing inventory of branded CBD and other products to Panacea Life Sciences, and Panacea Life Sciences will market and sell the products under an arrangement that splits net sales revenue at 40% of net sales revenue to Panacea and 60% to Sky Wellness. Panacea Life Sciences may also use Sky Wellness’ trade and brand names in the advertising and sale of the Sky Wellness products, and Sky Wellness has granted Panacea Life Sciences a non-exclusive license to use Sky Wellness’ intellectual property for the purposes of PLSH manufacturing, marketing and selling new products under the Sky Wellness family of trademarked brands. Sky Wellness retains full ownership of its intellectual property under the agreement. New products to be developed by Panacea under the Sky Wellness brands D Oh GeeTM, which are CBD and non-CBD dog chews, and BoneUpTM, a male enhancement product.

“This strategic sales and product development relationship with Sky Wellness adds value to our PLSH stakeholders and expands our existing line of health and wellness products,” said Leslie Buttorff, Chief Executive Officer of Panacea Life Sciences. “We plan to stock our chain of retail Pana Kava JavaTM locations in the Tampa, Florida metropolitan area with Sky Wellness products to complement our PANA Health™, PANA Beauty®, PANA Sport™, PANA Pet®, PANA Pure® and PANA Life™ branded product lines.”

About Panacea Life Sciences Holdings, Inc.

Panacea Life Sciences Holdings, Inc. (OTCQB: PLSH) is a holding company organized as a plant-based natural health ingredient and product company, specializing in the development, manufacturing, research, and distribution of products within the $134B and rapidly growing natural health and wellness market segment for both humans and animals.

The company’s first subsidiary, Panacea Life Sciences, Inc. (PLS), is dedicated to the production, distribution, research, and manufacturing of premium-quality nutraceuticals, cannabinoids, mushrooms, kratom, and other natural, plant-based ingredients and products. Operating from a cutting-edge 51,000 square foot cGMP facility located in Golden, Colorado, PLS is committed to delivering high-quality solutions in the field of natural health and well-being.

Panacea Distro, the second subsidiary of Panacea Life Sciences Holdings, Inc., manages six retail locations and a distribution center situated in the Tampa, Florida area. These establishments provide a diverse range of products, including Nitro Kava, Kratom, Hemp, VAPE products, and various beverages, with a primary focus on promoting alternative health and wellness. The Panacea Distro business is segmented into two distinct areas—the retail stores and the cash & carry distribution warehouse. The retail stores are poised to evolve into franchise stores, with the intention of eventually adopting the name “PANA KAVA JAVA.” This strategic move is part of our plan to establish a franchise model based on the success of these existing retail locations.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, risks arising from supply chain disruptions or our ability to obtain raw materials as well as similar problems with our vendors, our ability to fulfill purchase orders on a timely manner, our ability to fully collect money for our purchase orders, the risk of customers returning our products, impact of the pandemic including new variants on our workforce, as well as those risks and uncertainties described by us in our annual report on Form 10-K for the fiscal year ended December 31, 2021 under the heading “Risk Factors”. Any forward-looking statement made by us herein speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments, or otherwise, except as may be required by law.

Contact:

Nick Cavarra

President

Nick.cavarra@panacealife.com